Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3 of Where Food Comes From, Inc. of our report dated February 26, 2026, relating to the consolidated financial statements of Where Food Comes From, Inc. as of and for the years ended December 31, 2025 and 2024.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie

Haynie

Littleton, Colorado

September 25, 2026